Exhibit 1

To:          Natural Health Trends Corp.

2050 Diplomat Drive

Dallas, Texas 75234

From:      The Undersigned Purchaser

The undersigned (the “Purchaser”), hereby confirms its agreement with you as follows:

1.             This Stock and Warrant Purchase Agreement (the “Agreement”) is made as of the date set forth below between Natural Health Trends Corp., a Delaware corporation (the “Company”), and the Purchaser.

2.             The Company has authorized the sale and issuance to certain purchasers in a private placement (the “Offering”) of (a) up to 1,631,000 shares (the “Shares”), of Series A Convertible Preferred Stock of the Company, US$0.001 par value per share, which shall have the preferences, rights, privileges and restrictions, and shall initially be convertible into an equivalent number of shares of Common Stock of the Company, par value US$0.001 per share (the “Common Stock”), all as set forth in substantially the form of the Certificate of Designations, Preferences and Rights attached hereto as Exhibit A (the “Certificate of Designations”), and (b) warrants in substantially the form attached hereto as Exhibit B (the “Warrants”) evidencing the right to purchase up to 1,631,000 shares of Common Stock.  The shares of Common Stock into which the Shares are convertible and for which the Warrants are exercisable are hereinafter referred to as the “Underlying Shares.”  The Purchaser acknowledges that the form of the Certificate of Designations and the form of the Warrant attached hereto contain certain blanks and bracketed language relating to information that will not be known until the Closing (as defined below) of the sale and purchase of the Shares and the Warrants.  The Purchaser does hereby authorize the Company to complete such blanks and to substitute final documentary language consistent with the bracketed language at the Closing of the sale and purchase of the Shares and Warrants.

3.             The Company and the Purchaser agree that the Purchaser will purchase from the Company and the Company will issue and sell to the Purchaser (a) 76,400 Shares at a purchase price of US$1.70 per Share, and (b) a Warrant to purchase the same number of shares of Common Stock at a purchase price of US$0.00001 per Underlying Share for which the Warrant is exercisable, for an aggregate purchase price of US$129,880.76, pursuant to the Terms and Conditions for Purchase of Shares and Warrant attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.  Unless otherwise requested by the Purchaser, the certificate or certificates representing the Shares and the Warrant purchased by the Purchaser will be registered in the Purchaser’s name and address as set forth below.

4.             The Purchaser hereby acknowledges that it has received, read and is familiar with this Agreement (consisting of these “Subscription Pages,” Annex I and all exhibits thereto),

including but not limited the representations and warranties of the Company set forth in Section 3 of Annex I, and has received, read and is familiar with the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and the Current Reports on Form 8-K and all other reports filed by the Company under the U.S. Securities Exchange Act of 1934 between January 1, 2007 and April 16, 2007(the “SEC Reports”), including without limitation the “Risk Factors” set forth under the caption “Item 1A.  Risk Factors” commencing on page 11 of the above referenced Form 10-K.  Further, the Purchaser acknowledges that it has received, read, and is familiar with the additional “Offering Risk Factors” included with the Company’s Disclosure Package that incorporates the SEC Reports (the “Offering Risk Factors”).  Purchaser acknowledges that certain statements contained in the SEC Reports constitute “Forward-Looking Statements,” as referenced under the caption “Forward-Looking Statements” set forth in the introduction to the Form 10-K and, as described therein, Purchaser acknowledges that the Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risk factors described under the caption “Risk Factors” and elsewhere in the Form 10-K, as well as the Offering Risk Factors.  The Purchaser acknowledges that its investment in the Shares and the Warrant (as well as all Underlying Shares) are subject to the risk factors set forth in the Form 10-K, as well as the Offering Risk Factors.

5.             The Purchaser hereby represents and warrants to the Company as follows:

(a)           The Purchaser has adequate means of providing for Purchaser’s current needs and any unexpected needs in the future even without the funds that Purchaser might invest pursuant to this Agreement.  The Purchaser neither has nor anticipates any need to sell the Shares or the Warrant in the foreseeable future.  The Purchaser is able to bear the economic risks of this investment, is able to hold the Shares and the Warrant for an indefinite period of time, and has a sufficient net worth to sustain a loss of the entire investment in the Shares and the Warrant in the event that such a loss occurs.  The Purchaser’s commitment in the Shares and the Warrant and other non-marketable investments will not be a disproportionate part of Purchaser’s net worth.

(b)           The Purchaser, either alone or with one or more of its representatives, has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Company.

(c)           The Purchaser confirms that, if requested by Purchaser, all documents, records and books pertaining to this proposed investment in the Company have been made available to the Purchaser and his advisors, and they have made such examinations of the foregoing as the Purchaser and his advisors have deemed necessary in connection with such investment in the Company.

(d)           The Purchaser has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the terms and conditions of this investment, and such officers of the Company have answered all such questions to the full satisfaction of the Purchaser.

(e)           The Shares and the Warrant (and any Underlying Shares) will be acquired for the Purchaser’s own account for investment, and not for the account of any other person nor with a view to resell, distribute, or participate in any distribution of the Shares, the Warrant or the Underlying Shares in a manner which would require the registration of the Shares, the Warrant or the Underlying Shares under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws.

(f)            The Purchaser understands that no U.S. or other securities administrator has made any finding or determination relating to the merits or fairness of an investment in the Shares or the Warrant, and no such securities administrator has or will recommend or endorse any offering of the Shares or the Warrant.

(g)           If the Purchaser is a corporation, partnership, joint venture or a similar business entity or a trust, the Purchaser was not organized for the purpose of acquiring the Shares or the Warrant.

(h)           It has been called to the Purchaser’s attention, both in this Agreement and by those individuals with whom the Purchaser has dealt in connection with investing in the Company, that the Purchaser’s investment in the Company is a speculative investment and involves a degree of risk which might result in the loss of the Purchaser’s entire investment.  The Purchaser acknowledges that the Company has made available to the Purchaser or the Purchaser’s representative(s) the opportunity to obtain additional information with which to evaluate the merits and risks of this investment.  By reason of the Purchaser’s business and financial experience, the Purchaser has acquired the capacity to protect the Purchaser’s interest in investments of this nature.  In reaching the conclusion that the Purchaser desires to acquire the Shares and the Warrant, the Purchaser has carefully evaluated its financial resources and investment position and the risks associated with this investment.

(i)            In making the Purchaser’s investment decision, the Purchaser has relied solely upon the Company’s filings with the SEC and the representations and warranties of the Company contained herein, as well as any investigations of the Company made by the Purchaser and the Purchaser’s representatives, if any.  The Purchaser has received no representations from the Company or its principals, officer or directors other than the representations contained in this Agreement.

(j)            The Purchaser, if an individual, is now a bona fide citizen of the Untied States of America and a bona fide resident of the state set forth in the “Purchaser Information” section of this Agreement, and the addressees and Social Security number set forth in the “Purchaser Information” section of this Agreement, are the true and correct business and home addresses and Social Security number of the Purchaser.

(k)           No representations have been made to the Purchaser concerning projected results, expected yields or any other prospective information concerning operation of the Company.

(l)            The Purchaser is not a retirement trust or any other entity exempt from federal income tax pursuant to the Internal Revenue Code of 1986, as amended.

(m)          The Company will not become an investment company under the Investment Company Act of 1940, as amended, by virtue of the Purchaser’s investment in the Units.

(n)           The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as indicated below (please initial all categories which apply).  The Purchaser acknowledges and understands that exemptions from registration under the Securities Act relied upon by the Company are based in part on the fact that the Investor qualifies as an accredited investor.  The Purchaser agrees to furnish such additional information as is reasonably necessary in order to verify the answers set forth below.

Ö                                     Purchaser is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds US$1,000,000.

Ö                                     Purchaser is a natural person who had an individual income in excess of US$200,000, or joint income with his or her spouse in excess of US$300,000, in both 2005 and 2006, and who reasonably expects an income in excess of US$200,000 if individual, or US$300,000, if joint, in 2007.

No                                Purchaser is a director or executive officer of the Company.

No                                Purchaser is a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

No                                Purchaser is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

No                                Purchaser is an insurance company as defined in Section 2(13) of the Securities Act.

No                                Purchaser is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000.

No                                Purchaser is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

No                                Purchaser is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

No                                Purchaser is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000

No                                Purchaser is a trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

No                                Purchaser is an entity in which all of the equity owners are accredited investors as described above or which otherwise meets the requirements of Rule 501(a)(8) of Regulation D promulgated under the Securities Act.

6.             Purchaser hereby acknowledges and agrees to the following:

(a)           Each certificate representing Shares issued to the Purchaser shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The shares of Series A Convertible Preferred Stock represented by this certificate (the “Series A Preferred”) and the Common Stock issuable upon conversion thereof have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws.  No transfer of the shares represented by this certificate shall be valid or effective unless (a) such transfer is made pursuant to an effective registration statement under the Securities Act and in compliance with any applicable securities laws, or (b) the Holder shall deliver to the Company an opinion of counsel in form and substance reasonably acceptable to the Company that such proposed transfer is exempt from the registration requirements of the Securities Act and of any applicable securities laws.”

“The shares of Series A Preferred represented by this certificate and the Common Stock issuable upon conversion thereof may be subject to certain rights and obligations provided for in that certain Certificate of Designations, Preferences and Rights filed with the Secretary of State of the State of Delaware on [THE CLOSING DATE] (the “Certificate of Designations”) and that certain Stock and Warrant Purchase Agreement (the “Purchase Agreement”) dated [THE CLOSING DATE], between the Company and the initial holders of the Series A Preferred Stock.  Such rights and obligations under the Purchase Agreement include certain obligations of the Company to register the resale of the Common Stock issuable upon conversion of the Series A Preferred.  A copy of the Certificate of Designations and the Purchase Agreement shall be furnished without charge by the issuer hereof to the holder hereof upon written request.”

(b)           Each Warrant issued to Purchaser shall be stamped or otherwise imprinted with a legend in substantially the following form:

“Neither this Warrant nor any shares of Common Stock issuable upon exercise hereof have been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any applicable securities laws.  No transfer of this Warrant or of the shares of Common Stock issuable upon exercise hereof shall be valid or effective unless (a) such transfer is made pursuant to an effective registration statement under the Securities Act and in compliance with any applicable securities laws, or (b) the holder of this Warrant shall deliver to the Company an opinion of counsel in form and substance reasonably acceptable to the Company that such transfer is exempt from the registration requirements of the Securities Act (whether pursuant to Regulation S promulgated thereunder or otherwise) and of any applicable securities laws.”

“This Warrant and the Common Stock issuable upon exercise hereof may be subject to certain rights and obligations provided for in that certain Stock and Warrant Purchase Agreement (the “Purchase Agreement”) dated [THE CLOSING DATE], between the Company, the initial holder of this Warrant and the initial holders of other similar warrants.  Such rights and obligations under the Purchase Agreement include certain obligations of the Company to register the resale of the Common Stock issuable upon exercise hereof.  A copy of the Purchase Agreement shall be furnished without charge by the issuer hereof to the Holder hereof upon written request.”

(c)           Each certificate representing shares of Common Stock issued to the Purchaser upon conversion of the Shares or upon exercise of the Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The shares represented by this certificate have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws.  No transfer of the shares represented by this certificate shall be valid or effective unless (a) such transfer is made pursuant to an effective registration statement under the Securities Act and in compliance with any applicable securities laws, or (b) the Holder shall deliver to the Company an opinion of counsel in form and substance reasonably acceptable to the Company that such proposed transfer is exempt from the registration requirements of the Securities Act and of any applicable securities laws.”

“The shares represented by this certificate may be subject to certain rights and obligations provided for in that certain Stock and Warrant Purchase Agreement (the “Purchase Agreement”) dated [THE

CLOSING DATE], between the Company and certain purchaser of Warrants and Series A Preferred Stock of the Company.  Such rights and obligations under the Purchase Agreement include certain obligations of the Company to register the resale of the Common Stock.  A copy of the Purchase Agreement shall be furnished without charge by the issuer hereof to the holder hereof upon written request.”

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

[Purchaser’s Signature and Information Pages Follow]

IN WITNESS WHEREOF, this Stock and Warrant Purchase Agreement is entered into by the undersigned Purchaser and the Company as of the date indicated below.

“PURCHASER”

By:	/s/ George K. Broady
Print Name: George K. Broady
Title: Self

Address:                751 Canyon Drive, Suite 100

Coppell, Texas  75019

AGREED AND ACCEPTED:

NATURAL HEALTH TRENDS CORP.

By:	/s/ Chris Sharng
Title: President
Date: May 4, 2007

STOCK CERTIFICATE AND WARRANT INFORMATION

Purchaser:             Please provide us with the following information:

1. The exact name that your Shares and Warrant are to be registered in (this is the name that will appear on your stock certificate(s) and your Warrant). You may use a nominee name if appropriate.	George K. Broady

2. The relationship between the Purchaser and the registered holder listed in response to item 1 above:	same

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES AND WARRANT

1.             AGREEMENT TO SELL AND PURCHASE THE SHARES AND WARRANT; SUBSCRIPTION DATE.

1.1           PURCHASE AND SALE.  At the Closing (as defined in Section 2.1), the Company will sell and issue to the Purchaser, and the Purchaser will purchase and acquire from the Company, upon the terms and conditions hereinafter set forth, the number of Shares and the Warrant covering the indicated number of Underlying Shares, as referenced on the subscription pages to which these Terms and Conditions for Purchase of Shares and Warrant are attached as Annex I (the “Subscription Pages”), all at the purchase price set forth on such Subscription Pages.

1.2           OTHER PURCHASERS.  As part of the Offering, the Company proposes to enter into substantially this same form of Stock and Warrant Purchase Agreement with certain other purchasers (the “Other Purchasers”), and the Company expects to complete sales of Shares and Warrants to them.  The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the Stock and Warrant Purchase Agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.”  The Company will accept executed Agreements from Purchasers for the purchase of Shares and Warrants commencing upon April 16, 2007 and concluding upon the date (the “Subscription Date”) on which the Company has notified (i) the Purchaser, with respect to the offer and sale of the Shares and Warrants inside the United States, or (ii) the Purchaser and/or the Company’s placement consultant for the Shares and Warrants outside of the United States (the “Placement Consultant”), with respect to the offer and sale of the Shares and Warrants outside the United States, in each case, in writing that it is no longer accepting Agreements for the purchase of Shares and Warrants in the Offering.

1.3           PLACEMENT CONSULTANT FEE.  The Purchaser acknowledges that the Company intends to pay the Placement Consultant a fee in respect of its placement activities in connection with the offer and sale of the Shares and Warrants outside the United States.

2.             THE CLOSING.

2.1           DELIVERY OF THE SHARES AND WARRANTS AT CLOSING.  The completion of the purchase and sale of the Shares and Warrants (the “Closing”) shall occur at a place and time to be specified by the Company (the “Closing Date”).  At the Closing, the Company shall deliver to the Purchaser (a) one or more stock certificates representing the number of Shares set forth on the Subscription Pages, and (b) a Warrant, duly executed by the Company, to purchase the number of Underlying Shares set forth on the Subscription Pages, each such certificate(s) and Warrant to be registered in the name of the Purchaser in accordance with the instructions set forth on the Subscription Pages.

2.2           CONDITIONS TO THE COMPANY’S OBLIGATION TO CLOSE.  The Company’s obligation to issue and sell the Shares and the Warrant described on the Subscription Pages to the Purchaser shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of the purchase price for the Shares and the Warrant being purchased hereunder as set forth on the Subscription Pages; (b) completion of purchases and sales under the Agreements with the Other Purchasers; (c) the accuracy of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing; (d) the Company’s determination that the offer and sale of the Shares and Warrants does not require the approval of the Company’s holders of Common Stock; and (e) the absence of any order, writ, injunction, judgment or decree that questions the validity of the Agreements or the right of any of the Purchasers to enter into such agreements or to consummate the transactions contemplated hereby and thereby.

2.3           CONDITIONS TO THE PURCHASER’S OBLIGATION TO CLOSE.  The Purchaser’s obligation to purchase the Shares and the Warrant described on the Subscription Pages shall be subject to the following conditions, any one or more of which may be waived by the Purchaser: (a) the representations and warranties of the Company contained in Section 3 being true and correct on and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing; (b) all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or any state thereof that are required in connection with the lawful issuance and sale of the Shares and the Warrant pursuant to this Agreement shall be obtained and effective as of the Closing; (c) the Company shall have filed the Certificate of Designations with the Secretary of State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing; and (d) the absence of any order, writ, injunction, judgment or decree that questions the validity of the Agreements or the right of the Company to enter into such agreements or to consummate the transactions contemplated hereby and thereby.

2.4           ELECTION OF DIRECTOR.  Unless the Nominating Committee of the Board of Directors does not approve the nomination of Mr. Ken Wang, within 10 business days following the Company’s 2007 Annual Meeting of Common Stockholders the Company shall cause Mr. Wang to be elected to the Board of Directors of the Company.  If the Nominating Committee does not so approve the nomination of Mr. Wang, then the Company shall promptly notify the Purchasers in writing to such effect and the holders of a majority of the Shares shall be entitled to nominate a substitute nominee within thirty (30) days of such notice by providing to the Company the name of the substitute nominee and the other information specified in Section 6 of the Certificate of Designations, in which event the substitute nominee shall be evaluated by the Nominating Committee and, if approved, the Company shall cause the substitute nominee to be elected to the Board of Directors.  Mr. Wang or any substitute nominee shall be extended indemnification protection by the Company for his service as a director of the Company on terms substantially similar to the indemnification protection generally afforded other members of the Board of Directors.  The position held by Mr. Wang or any substitute nominee on the Board of Directors shall thereafter be subject to the right of the holders of a majority of the Shares to designate an appropriate individual for nomination to the Board of Directors, as provided in Section 6 of the Certificate of Designations.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as otherwise described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (and any amendments thereto filed prior to the date hereof) (the “Form 10-K”) and the Current Reports on Form 8-K and other reports filed between January 1, 2007 and April 16, 2007 with the U.S. Securities and Exchange Commission, which are included in the Disclosure Package distributed herewith (collectively, the “SEC Reports”), the Company represents and warrants to Purchaser on and as of the date hereof and as of the Closing as follows:

3.1           CORPORATE EXISTENCE AND POWER.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate have or result in a Material Adverse Effect (as defined below).  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Agreements, the Warrants and the Certificate of Designations as filed with the Secretary of State of the State of Delaware (collectively, the “Transaction Documents”), and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, the issuance of the Shares and the Warrant and the subsequent issuance of the Underlying Shares upon conversion of the Shares and exercise of the Warrant.  For purposes of this Agreement, “Material Adverse Effect” means a material adverse effect on the assets, businesses, properties, operations or financial condition of the Company and its subsidiaries, taken as a whole.

3.2           AUTHORIZATION; NO CONTRAVENTION.  The execution, delivery and performance by the Company of the Agreements and each of the other Transaction Documents, the issuance and delivery of the Shares and the Warrant, and, upon conversion of the Shares or exercise of the Warrant (as applicable), the issuance and delivery of the Underlying Shares, and the performance of the transactions contemplated by the Agreements and the Transaction Documents (a) have been duly authorized by all necessary corporate or other action of the Company; (b) do not and will not violate or result in a violation of, conflict with or constitute or result in a default (whether after the giving of notice, lapse of time or both) or loss of benefit under any provision of the certificate of incorporation or the bylaws of the Company; (c) do not and will not violate or result in a violation of, conflict with or constitute or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or loss of benefit under, any contract or obligation to which the Company or any of its subsidiaries is a party or by which its or any of its subsidiaries assets are bound, or cause the creation of any claim upon any of the assets of the Company, and do not and will not violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any judgment, injunction, writ, award, decree or order of any nature of, or any restriction imposed by, any court or governmental authority against, binding upon or otherwise applicable to the Company, or, to the Company’s knowledge, any provision of United States law, regulation or rule, except where a waiver has been obtained for any such conflict or violation or any such conflict, violation, breach, default or contravention has not resulted or would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; (d) do not and will not require from the Company any notice to, declaration or filing with, or consent or approval of any United States federal or state governmental authority (other than such filings as may be required with the SEC, any U.S. state securities authorities or The Nasdaq Stock Market); and (e) do not and will not violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any permit, license or authorization to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound.

3.3           BINDING EFFECT.  The Agreements and the other Transaction Documents have been duly executed and all such agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity), and except that rights to indemnification and contribution may be limited by federal or state securities laws or public policy relating thereto.

3.4           CAPITALIZATION.  The capitalization of the Company as of December 31, 2006 is as described in the Form 10-K.  The Company has not issued any capital stock since January 1, 2007, other than pursuant to the exercise of employee and director stock options, if any, disclosed in the SEC Reports.  The outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassesseable, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except for such options and warrants as were outstanding on December 31, 2006 and are as described in the Form 10-K, and such options as may have been issued or may be issued to the Company’s directors, officers or employees under the Company’s stock option or incentive plans, and such Warrants as may be sold under the Agreements, there are no outstanding subscriptions, commitments, rights (including, without limitation, preemptive rights, rights of first refusal, put or call rights or obligations), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind, in either case to which the Company is a party and providing for the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.  Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal or other similar right exists with respect to the issuance and sale of the Shares, Warrants and Underlying Shares.  Except as may be otherwise disclosed in the Form 10-K, there are no rights to have the Company’s capital stock registered for sale to the public in connection with the laws of any jurisdiction, and there are no documents, instruments or agreements relating to the voting of the Company’s voting securities or restrictions on the transfer of the Company’s capital stock other than such documents, instruments or agreements expressly referenced herein.

3.5           AUTHORIZATION, VALIDITY AND ISSUANCE OF SECURITIES.  The Shares and Warrants are duly and validly authorized, and when issued, sold and delivered to the

Purchasers after payment therefor, will be validly issued and delivered, fully paid and non-assessable and not subject to any rights of first refusal, preemptive rights or similar rights, and will be free and clear of all liens other than those created by the Transaction Documents.  The Underlying Shares have been duly and validly authorized and reserved for issuance upon conversion of the Shares or exercise of the Warrants and, when issued in compliance with the provisions of the Shares or Warrants, will be validly issued, fully paid and non-assessable and not subject to any rights of first refusal, preemptive rights or similar rights, and will be free and clear of all liens other than those created by the Transaction Documents.

3.6           REPORTS; FINANCIAL STATEMENTS.

(a)           The Common Stock is registered pursuant to Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is listed on Nasdaq.  The SEC Reports constitute all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act, including pursuant to Sections 13, 14 or 15(d) thereof, since January 1, 2007.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Nothing has come to the attention of the Company since such respective dates that would indicate that the SEC Reports are not true and correct in all material respects as of the applicable dates thereof.

(b)           The audited consolidated financial statements of the Company and its subsidiaries (balance sheet and statements of operations, cash flow and shareholders’ equity, together with the notes thereto) for the fiscal year ended December 31, 2006 set forth in the Form 10-K contains the unqualified report of the Company’s independent certified public accountants (the “Company Financial Statements”), are true, complete and correct in all material respects, consistent in all material respects with the books and records of the Company and its subsidiaries, and have been prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis throughout the periods indicated.  Except as may be otherwise specified in the Company Financial Statements or the notes thereto, the Company Financial Statements fairly present in all material respects the financial condition, operating results and cash flows of the Company and its subsidiaries as of the dates and for the periods indicated in accordance with GAAP.  Nothing has come to the attention of the Company since such respective dates that would indicate that any such financial statements are not true and correct in all material respects as of the applicable dates thereof.

3.7           NO MATERIAL ADVERSE CHANGE; ORDINARY COURSE OF BUSINESS. Except as set forth in the SEC Reports filed prior to the date hereof or as contemplated by the Transaction Documents or as set forth in the Company Financial Statements, (a) since January 1, 2007, neither the Company nor any of its subsidiaries has participated in any transaction (including, without limitation, amendments to or changes in its Certificate of Incorporation or Bylaws; incurrences, assumptions or guarantees of any debt for borrowed money; issuances or sales of securities, other than pursuant to compensatory plans; discharges or satisfactions of material liens; declarations or payments of dividends or distributions to stockholders; sales, assignments or transfers of material assets; waivers of any rights of substantial value; and material changes in officer compensation) material to the financial condition of the Company and its subsidiaries taken as a whole which is outside the ordinary course of business, (b) since January 1, 2007, neither the Company nor any of its subsidiaries has created or assumed any lien, mortgage or similar claim on an asset of the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, and is outside of the ordinary course of business, (c) since January 1, 2007, there has not been any event, action, omission or other development or change that, individually or in the aggregate, has had a Material Adverse Effect, (d) since January 1, 2007, there has not occurred a material change in the Company’s or any of its subsidiaries’ accounting principles or practice except as required by reason of a change in GAAP, (e) since January 1, 2007, there has not occurred any resignation, termination or removal of any officer or director of the Company or any of its subsidiaries or loss of personnel of the Company or any of its subsidiaries or change in the terms and conditions of the employment of the Company’s or any of its subsidiary’s officers or key personnel that has had or could reasonably be expected to have a Material Adverse Effect, and (f) since January 1, 2007, there has been no damage, destruction or loss, whether or not covered by insurance, that would, individually or in the aggregate, have or would be reasonably likely to have, a Material Adverse Effect on the Company and its subsidiaries.

3.8           BROKER’S, FINDER’S OR SIMILAR FEES.  Except for the fee due to the Placement Consultant in respect of its placement activities in connection with the offer and sale of the Shares and Warrants outside the United States, there are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby.

3.9           TAX MATTERS.  The Company and its subsidiaries, (a) except where any failure has not had and could not reasonably be expected to have a Material Adverse Effect, have timely and properly filed all federal, state, local and foreign tax returns required to be filed by any of them through the date hereof and as of the closing, and all such tax returns filed by the Company or any such subsidiaries are true, correct and complete in all material respects; (b) have paid or caused to be paid all federal, state, local, foreign and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, franchise taxes, employment and payroll related taxes, withholding taxes, transfer taxes, and all deficiencies, or other additions to tax, interest, fines and penalties owed by any of them (collectively, “Taxes”), required to be paid by any of them through the date hereof and as of the closing whether disputed or not, except Taxes that have not yet accrued or otherwise become due; and (c) and have not received notice of any audit or of any proposed deficiencies from the Internal Revenue Service or any other taxing authority (other than routine audits undertaken in the ordinary course and that have been finally resolved on or prior to the date hereof).

3.10         INTELLECTUAL PROPERTY.  The Company or one or more of its subsidiaries exclusively owns or possesses adequate and enforceable rights to use all of the intellectual property assets (including, but not limited to, any and all patents, trademarks, trade names, trade dress, registered and unregistered trademarks and service marks, registered copyrights in both published and unpublished works, know-how, trade secrets and confidential or proprietary information (collectively, the “Intellectual Property Assets”) necessary for the operation of its business.

3.11         LITIGATION.  There is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of the Company, threatened in writing against the Company or any of its subsidiaries or affecting the properties or assets of the Company or any of its subsidiaries, or, as to matters related to the Company or any of its subsidiaries, against any of their respective officers, directors or key employees, nor, to the knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any such claim may be asserted, that has had or could reasonably be expected to have a Material Adverse Effect.

3.12         NO DEFAULTS.  The Company and its subsidiaries are not, nor have they received notice that they would be with the passage of time, giving of notice, or both, (a) in violation of any provision of their respective Certificates of Incorporation or Bylaws (or other applicable organizational documents) or (b) in default or violation of any material term, condition or provision of (i) any judgment, decree, order, injunction or stipulation applicable to the Company or its subsidiaries or (ii) any material agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which the Company or its subsidiaries are a party or by which the Company or its subsidiaries or their properties or assets may be bound, and no circumstances exist which would entitle any party to any material agreement, note, mortgage, indenture, contract, lease or instrument to which the Company or its subsidiaries are a party, to terminate such, as a result of the Company or its subsidiaries having failed to meet any provision thereof which individually, or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

3.13         RESTRICTIONS ON BUSINESS ACTIVITIES.  There is no judgment, injunction, order or decree binding upon the Company or its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or its subsidiaries, any acquisition of property by the Company or its subsidiaries or the conduct of business by the Company or its subsidiaries as currently conducted or as currently proposed to be conducted by the Company.

3.14         INSURANCE.  The insurance policies providing insurance coverage to the Company or its subsidiaries, including any policies in respect of product liability, are, in the reasonable opinion of the Company, adequate for the business conducted by the Company and its subsidiaries, taken as a whole.  All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Company and its subsidiaries have complied with all material terms and conditions of such policies, including premium payments.  None of the insurance carriers has indicated to the Company or its subsidiaries an intention to cancel any such policy.

3.15         LICENSES; COMPLIANCE WITH REGULATORY REQUIREMENTS.  Except as disclosed in the SEC Reports, the Company holds all material authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the operation of the business of the Company and its subsidiaries as presently operated (collectively, the “Governmental Authorizations”), except where the failure to hold any such Governmental

Authorizations has since January 1, 2007 or could reasonably be expected to have a Material Adverse Effect.

3.16         DISCLOSURE.  No representation or warranty made by the Company in this Agreement or the Transaction Documents or in any Schedule or Exhibit hereto or thereto, contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

4.             REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

4.1           PURCHASER ACKNOWLEDGEMENT.  The Purchaser, for itself only, represents and warrants to, and covenants with, the Company that: (a) the Purchaser understands that the Shares and the Warrants (and the related Underlying Shares) are “restricted securities” and have not been registered under the Securities Act or under applicable state securities or blue sky laws and Purchaser is acquiring the number of Shares and Warrants set forth on the Subscription Pages in the ordinary course of its business and for its own account for investment only, and not with a view to, or for sale in connection with, any distribution thereof, nor with the intention of distributing or reselling same; provided, however, that by making the foregoing representation, the Purchaser does not agree to hold any of the securities for any minimum or other specific term, and reserves the right to dispose of the securities at any time in accordance with or pursuant to a Registration Statement or an exemption under the Securities Act; (b) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or Warrants (or the related Underlying Shares) except in compliance with the Securities Act and other applicable securities laws and the respective rules and regulations promulgated thereunder; (c) the Purchaser has answered all questions on the Subscription Pages and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and the related information may be relied upon by the Company for inclusion in the Registration Statement; (d) the Purchaser will notify the Company immediately of any change in any of such information until such time as the Purchaser has sold all of its Underlying Shares or until the Company is no longer required to keep the Registration Statement effective; (e) the Purchaser has, in connection with its decision to purchase the number of Shares and Warrants set forth on the Subscription Pages, relied only upon the representations and warranties of the Company contained herein and the information set forth in the Disclosure Package, including the SEC Reports; and (f) the Company’s representations and warranties set forth in this Agreement are made only as of the date of this Agreement and the Closing Date, and Purchaser’s subsequent decision to convert the Shares into Underlying Shares or to exercise the Warrant for Underlying Shares are made in the sole discretion of the Purchaser in accordance with the terms of the Shares and Warrant and the Company hereby expressly disclaims any obligation to provide to the Purchaser any additional representations, warranties or information.  Purchaser understands that the issuance of the Shares and Warrants to the Purchaser (and the issuance of the related Underlying Shares) has not been registered under the Securities Act, or registered or qualified under any other securities laws in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein. The Placement Consultant is not authorized to make any representation or use any information in connection with the placement, purchase and sale of the Shares and Warrants, and no person is authorized to provide any representation which is inconsistent or in addition to those in the Disclosure Package or the SEC Reports. The Purchaser acknowledges that it has not received or relied on any such representations.

4.2           REGISTRATION REQUIRED.  The Purchaser hereby covenants with the Company not to make any sale of the Shares, Warrants or Underlying Shares without complying with the provisions of this Agreement, including Section 6.3 hereof, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (unless the Purchaser is selling its Underlying Shares in a transaction not subject to the prospectus delivery requirement), and the Purchaser acknowledges that the certificates evidencing the Shares, Warrants and Underlying Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith. The Purchaser acknowledges that as set forth in, and subject to the provisions of, Section 6.3, there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC or until the Company has amended or supplemented such prospectus.

4.3           POWER AND AUTHORITY.  The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchasers herein may be legally unenforceable.

4.4           NO DISPOSITIONS.  Except with the prior written consent of the Company, the Purchaser will not, prior to the effectiveness of the Registration Statement, engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a disposition of Common Stock of the Company by the Purchaser or any other person or entity. Such prohibited hedging or other transactions would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Common Stock of the Company or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company.

4.5           RECEIPT AND REVIEW OF DISCLOSURE PACKAGE.  The Purchaser, either alone or with one or more advisers, has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the

Company and has evaluated such merits and risks.  Purchaser has received, read and is familiar with this Agreement (consisting of the Subscription Pages, Annex I and all exhibits hereto), including but not limited to the representations and warranties of the Company set forth in Section 3 of Annex I, and has had the opportunity to thoroughly review the Disclosure Package, including the SEC Reports.  The Purchaser confirms that it and its advisers have examined the foregoing materials as the Purchaser and its advisers have deemed necessary in connection with the investment in the Shares and Warrant.  The Purchaser has had an opportunity to ask questions of and receive answers from the principals, officers and directors of the Company concerning the terms and conditions of the Offering, and such principals, officers and directors of the Company have answered all such questions to the full satisfaction of the Purchaser.

4.6           NO TAX OR LEGAL ADVICE.  The Purchaser understands that nothing in this Agreement, or any other materials presented to the Purchaser in connection with the purchase and sale of Shares and Warrants constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares and Warrants.

5.             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

Notwithstanding any investigation made by any party to this Agreement or by the Placement Consultant, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares and Warrants being purchased and the payment therefor.

6.             REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

6.1           REGISTRATION PROCEDURES AND EXPENSES.  The Company shall:

(a)           subject to receipt of necessary information from the Purchasers, prepare and file with the SEC, as soon as practicable, but in no event later than sixty (60) days after the Closing Date (such date, the “Filing Date”), a registration statement to enable the resale of all of the Underlying Shares (the “Registration Statement”);

(b)           use its reasonable best efforts, subject to the receipt of necessary information from the Purchasers, to cause the Registration Statement to become effective as soon as practicable after the filing thereof, but in any event within four (4) calendar months of the Closing Date if the Registration Statement is not reviewed by the SEC and within six (6) calendar months of the Closing Date if the Registration Statement is reviewed by the SEC (the “Effectiveness Deadline”); provided that if and to the extent that any of the Underlying Shares are not included in the Registration Statement at the time it is declared effective for reasons other than the failure of the Purchaser to furnish to the Company the information required by the next to last paragraph of this Section 6.1, the Company shall use its reasonable best efforts, subject to the receipt of necessary information from the Purchasers, to prepare and file with the SEC such additional Registration Statements as the Company in its reasonable judgment shall deem viable for the purpose of effectively registering for resale under the Securities Act all of the Underlying Shares;

(c)           use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the “Prospectus”) as may be necessary to keep the Registration Statement current and effective for a period from the date the Registration Statement is declared effective by the SEC until the earliest of (i) the date when all Underlying Shares covered by such Registration Statement have been sold and (ii) the date on which the Purchasers may sell all of the Underlying Shares acquired or which the Purchaser has the right to acquire without restriction pursuant to Rule 144(k) under the Securities Act (or any successor provision thereof having similar effect) (the “Effectiveness Period”);

(d)           furnish, without charge, to the Purchaser with respect to the Underlying Shares registered under the Registration Statement such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits), Prospectuses (including supplemental prospectuses) and preliminary versions of the Prospectus filed with the SEC (“Preliminary Prospectuses”) in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Underlying Shares by the Purchaser;

(e)           file documents required of the Company for normal blue sky clearance in U.S. states reasonably specified in writing by the Purchaser prior to the effectiveness of the Registration Statement, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(f)            bear and pay all expenses (other than professional fees incurred by the Purchasers and underwriting discounts and commissions, if any) incident to the performance of or compliance with this Agreement by the Company under Section 6.1 or Section 6.3, whether or not the Registration Statement is filed or becomes effective and whether or not any Underlying Shares are sold pursuant to the Registration Statement;

(g)           advise the Purchasers, promptly (but in any event within five (5) business days) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

(h)           use its reasonable best efforts to cause all such Underlying Shares covered by such Registration Statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(i)                                                 provide a transfer agent and registrar for all Underlying Shares registered pursuant to this Agreement and provide a CUSIP number for all such Underlying Shares, in each case not later than the effective date of such registration;

(j)                                                 notify the Purchaser, promptly after the Company receives notice thereof (but in any event within five (5) business days), of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such registration statement has been filed;

(k)                                              cooperate with the Purchaser to facilitate the timely preparation and delivery of certificates representing the Underlying Shares sold pursuant to a Registration Statement, which certificates shall be free, to the extent sold in compliance with the “plan of distribution” set forth in the Registration Statement and to the extent permitted by applicable law and the Purchase Agreement, of all restrictive legends, and to enable such Underlying Shares to be in such denominations and registered in such names as any Purchaser may request; and

(l)                                                 with a view to making available to the Purchaser the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell the Underlying Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Underlying Shares acquired or that may be acquired by the Purchaser may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Underlying Shares acquired or that may be acquired by the Purchaser shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (iii) furnish to the Purchaser upon request, as long as the Purchaser owns any Shares, Warrants or Underlying Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the SEC that permits the selling of any such Shares without registration.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6.1 that the Purchaser shall furnish to the Company such information regarding himself, herself or itself, the Underlying Shares to be sold by such Purchaser pursuant to the Registration Statement, and the intended method of disposition of such Underlying Shares as shall be required to effect the registration thereof.  If the Registration Statement refers to any Purchaser by name or otherwise as the holder of any securities of the Company, then such Purchaser shall have the right to require (if such reference to such Purchaser by name or otherwise is not required by the Securities Act or similar federal statute then in force) the deletion of the reference to such Purchaser in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.

6.2                                              REGISTRATION DEFAULT PENALTIES

(a)                                              The Company and the Purchaser agree that the Purchaser will suffer damages if the Registration Statement is not filed on or prior to the Filing Date and if the Registration Statement is not maintained in the manner contemplated herein during the Effectiveness Period. The Company and the Purchaser further agree that it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, if the Registration Statement is not filed on or prior to the Filing Date, or the Registration Statement is filed with and declared effective by the SEC but thereafter ceases to be effective as to the Underlying Shares covered thereby at any time prior to the expiration of the Effectiveness Period due to an intentional and willful act by the Company without being succeeded immediately by a subsequent Registration Statement filed with the SEC covering such Underlying Shares (any such failure being referred to as a “Section 6.2(a) Event”), the Company shall pay in cash as liquidated damages for such failure and not as a penalty to the Purchaser an amount equal to two percent (2%) of the product of U.S. $1.70 times the number of Shares purchased by the Purchaser pursuant to this Agreement (the “Damage Amount”).  Payments to be made pursuant to this Section 6.2(a) shall be due and payable immediately upon demand in immediately available cash funds.  The parties agree that the Damage Amount represents a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that will be incurred by the Purchaser if a Section 6.2(a) Event as described herein has occurred.  Notwithstanding the foregoing, the Company shall remain obligated to cure the breach or correct the condition that caused the Section 6.2(a) Event to the extent otherwise consistent with its obligations under Section 6.1, and the Purchaser shall have the right to take any action necessary or desirable to enforce such obligations.

(b)                                             The Company and the Purchaser agree that the Purchaser will suffer damages if the Registration Statement is not declared effective with respect to all of the Underlying Shares on or prior to the Effectiveness Deadline as set forth in Section 6.1(b).  The Company and the Purchaser further agree that it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, if the Registration Statement is not declared effective with respect to all of the Underlying Shares on or prior to the Effectiveness Deadline, the Company shall pay in cash as liquidated damages for such failure and not as a penalty to the Purchaser an amount equal to two percent (2%) of the product of U.S. $1.70 times the number of Underlying Shares (as adjusted for any stock splits, stock dividends, recapitalizations, reclassifications, combinations or similar transactions) that the Purchaser obtained the right to acquire upon the purchase of the Shares and the Warrant pursuant to this Agreement and that were not registered under the Registration Statement (the “Effectiveness Damage Amount”); provided, however, that, with respect to the Underlying Shares that the Purchaser has the right to acquire upon exercise of the Warrant only, in no event shall any Effectiveness Damage Amount be due and payable with respect to any such Underlying Shares unless and until such time as the Registration Statement continues not to be effective with respect to some or all of such Underlying Shares and the closing per share market price of the Common Stock, as reported on the Nasdaq Global Market (or any successor exchange or other market on which the Common Stock is then traded), exceeds the then applicable per share “Exercise Price” of the Warrant. Payments to be made pursuant to this Section 6.2(b) shall be due and payable immediately upon demand in immediately available cash funds.  The parties agree that the amounts set forth in this Section 6.2(b) represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that will be incurred by the Purchaser if the Registration Statement is not declared effective with respect to all of the Underlying Shares on or prior to its Effectiveness Deadline.  Notwithstanding the foregoing, the Company shall remain obligated to cause the Registration Statement to become effective in accordance with its obligations set forth in Section 6.1, and the Purchaser shall have the right to take any action necessary or desirable to enforce such obligations.

6.3                                              TRANSFER OF SECURITIES AFTER REGISTRATION; SUSPENSION.

(a)                                              The Purchaser agrees that it will not effect any disposition of the Shares, Warrants or Underlying Shares that would constitute a sale within the meaning of the Securities Act, other than transactions exempt from the registration requirements of the Securities Act, except as contemplated in the Registration Statement referred to in Section 6.1 and as described below, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

(b)                                             Except in the event that paragraph (c) below applies, the Company shall: (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Underlying Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Purchaser copies of any documents filed pursuant to Section 6.3(b)(i); and (iii) upon request, inform each Purchaser who so requests that the Company has complied with its obligations in Section 6.3(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Purchaser to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify (but in any event within five (5) business days) the Purchaser pursuant to Section 6.3(b)(i) hereof when the amendment has become effective).

(c)                                              Subject to paragraph (d) below, in the event: (i) of any request by the SEC or any other U.S. Federal or U.S. state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other Federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Underlying Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) that the financial statements included in the Registration Statement become ineligible for inclusion therein or in the event of the occurrence of any event or circumstance which the Company believes necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Purchaser (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchaser will discontinue disposition of Underlying Shares pursuant to the Registration Statement (a “Suspension”) until the Purchaser’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 30 days after delivery of a Suspension Notice to the Purchasers.

(d)                                             Provided that a Suspension is not then in effect the Purchaser may sell Underlying Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares.  Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to the Purchaser and to any other parties requiring such Prospectuses.

(e)                                              In the event of a sale of Underlying Shares by the Purchaser, unless such requirement is waived by the Company in writing, the Purchaser must also deliver to the Company’s transfer agent, with a copy to the Company, a “certificate of subsequent sale” in substantially in the form provided or approved by the Company, so that the Underlying Shares may be properly transferred.

6.4                                              INDEMNIFICATION.

(a)                                              For the purpose of this Section 6.4:

(i)                                                 the term “Selling Stockholder” shall include the Purchaser, each of its members, partners, officers, directors, shareholders and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

(ii)                                              the term “Registration Statement” shall include any preliminary or final Prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in Section 6.1; and

(iii)                                           the term “Untrue Statement” shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)                                             The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any and all losses, claims, damages or liabilities (collectively, “Losses”), as incurred, to which such Selling Stockholder may become subject (under the Securities Act, the Exchange Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon or related to (i) any untrue statement of a material fact contained in or omitted from the Registration Statement (ii) any material inaccuracy in the representations and warranties of the Company contained in the Agreement or the failure of the Company to perform its obligations hereunder, or (iii) any material failure by the Company to fulfill any material undertaking included in the Registration Statement, and the Company will reimburse such Selling Stockholder for any reasonable legal or other costs and expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon or related to, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with his, her or its covenants and agreements contained in this Agreement or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

(c)                                              The Purchaser agrees (severally and not jointly with any other Purchaser) to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any and all Losses to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon or related to, (i) any failure by the Purchaser to comply with his, her or its covenants and agreements contained in this Agreement, or (ii) any Untrue Statement of a material fact contained in or omitted from the Registration Statement if and only if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser specifically for use in preparation of the Registration Statement, and the Purchaser will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the aggregate amount that the Purchaser shall be required to pay pursuant to this Section 6.4(c) shall in no event be greater than the amount of the net proceeds received by the Purchaser upon the sale  of Underlying Shares pursuant to the Registration Statement giving rise to such Losses less amounts previously paid by the Purchaser with respect to any such Losses.

(d)                                             Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 6.4 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 6.4. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the indemnified party), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties.  In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(e)                                              If the indemnification provided for in this Section 6.4 is unavailable to an indemnified party under subsection (b) or (c) above in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the indemnifying party on the other in connection with the statements or omissions or other matters which resulted in such Losses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether any action in question, including any Untrue Statement, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action or Untrue Statement. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the Losses (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  The Purchasers’ obligations in this subsection to contribute are several in proportion to their sales of Underlying Shares to which such loss relates and not joint.  Notwithstanding anything to the contrary contained herein, the Purchaser shall be required to contribute under this Section 6.4(e) for only that amount as does not exceed the net proceeds to such Purchaser as a result of the sale of Underlying Shares pursuant to such Registration Statement.

(f)                                                The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 6.4, and are fully informed regarding such provisions. The parties further acknowledge that the provisions of this Section 6.4 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

6.5                                              TERMINATION OF CONDITIONS AND OBLIGATIONS.  The conditions precedent imposed by Section 4 or this Section 6 upon the transferability of the Underlying Shares shall cease and terminate as to any particular number of the Underlying Shares when the sale of such Underlying Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

6.6                                              INFORMATION AVAILABLE.  So long as the Registration Statement is effective covering the resale of Underlying Shares by the Purchaser, the Company will furnish to the Purchaser:

(a)                                              as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);

(b)                                             upon the reasonable request of the Purchaser, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of the Purchaser, will meet with the Purchaser or a representative thereof at the Company’s headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Underlying Shares and will otherwise cooperate with the Purchaser conducting an investigation for the purpose of reducing or eliminating the Purchaser’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with the Purchaser until and unless the Purchaser shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

6.7                                 TRANSFERABILITY OF REGISTRATION RIGHTS.  The registration rights set forth in this Agreement are transferable to any transferee of Shares, Warrants or Underlying Shares, as applicable, so long as such transfer is made in compliance with the terms of this Agreement and such transferee consents in writing to be bound by the covenants set forth in Section 4 of this Agreement (to the extent reasonably applicable) and all of the terms and conditions of Section 6 this Agreement.

7.                                                    NOTICES.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered to or from a location outside the United States, by International Federal Express (or comparable service) or facsimile or email, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express (or comparable service), two (2) business days after so mailed, (iv) if delivered by facsimile or email, upon electric confirmation of receipt and shall be delivered as addressed as follows:

(a)                                              if to the Company, to:

Natural Health Trends Corp.

2050 Diplomat Drive

Dallas, Texas 75234

Attn:  Chief Executive Officer

Phone:  (972) 241-4080

Telecopy:  (972) 243-5428

with a copy mailed to:

Natural Health Trends Corp.

2050 Diplomat Drive

Dallas, Texas 75234

Attn:  General Counsel

Phone:  (972) 241-4080

Telecopy:  (214) 451-6149

(b)                                             if to the Purchaser, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8.                                                    CHANGES.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchasers that have executed Agreements for the purchase of a majority of the Shares and Warrants sold or to be sold in the Offering.

9.                                       LANGUAGE.  This Agreement (including the Subscription Pages) is set forth in the English language, which shall control over any versions of this Agreement in any other language.  Either party may at its own expense prepare versions of this Agreement and the other Transaction Documents in any other language that are deemed necessary, advisable or appropriate.

10.                                              HEADINGS.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11.                                              SEVERABILITY.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.                                              GOVERNING LAW.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, U.S.A., without giving effect to the principles of conflicts of law.

13.                                              FORUM SELECTION.  The Company and Purchasers agree that any dispute, controversy of claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof shall be subject to the exclusive jurisdiction and venue of the federal and state courts located in the United States, and the Company and the Purchasers do hereby consent to the personal and exclusive jurisdiction of these courts.

14.                                              FEES AND EXPENSES.  Each party hereto shall be solely responsible for the fees and expenses incurred by such party in connection with the Offering.

15.                                              COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

16.                                              CONFIDENTIAL DISCLOSURE AGREEMENT.  Notwithstanding any provision of this Agreement to the contrary, any confidential disclosure agreement previously executed by the Company and the Purchaser in connection with the transactions contemplated by this Agreement shall remain in full force and effect in accordance with its terms following the execution of this Agreement and the consummation of the transactions contemplated hereby; provided, that the confidentiality obligations set forth in any such confidential disclosure agreement shall not apply to any information that is part of the public knowledge or literature (other than by reason of a breach of such confidential disclosure agreement).

EXHIBIT A

[See Exhibit 3.1 to the Company current report on Form 8-K filed on May 9, 2007.]

EXHIBIT B

[See Exhibit 2 to this Schedule 13D.]